Exhibit 10.11

2008 STOCK OPTION PLAN

OF

PRESTIGE CRUISES INTERNATIONAL, INC.

Prestige Cruises International, Inc. (the “Company”), a corporation organized under the laws of the Republic of Panama, hereby adopts this 2008 Stock Option Plan of Prestige Cruises International, Inc. The purposes of the Plan are as follows:

(a)    to further the growth, development and financial success of the Company and its Subsidiaries (as defined herein), by providing additional incentives to employees, consultants and directors of the Company and its Subsidiaries who have been or will be given responsibility for the management or administration of the Company’s or one of its Subsidiaries’ business affairs, by providing a means through which they can purchase Common Stock, thereby benefiting directly from the growth, development and financial success of the Company and its Subsidiaries; and

(b)    to enable the Company and its Subsidiaries to obtain and retain the services of the type of professional, technical and managerial employees, consultants and directors considered essential to the long-range success of the Company and its Subsidiaries by providing and offering them an opportunity to purchase Common Stock upon exercise of Options, including, in the case of employees, Options that are intended to qualify as “incentive stock options” under Section 422 of the Code (as defined herein).

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

“Administrator” shall have the meaning set forth in Section 6.1.

“Apollo” shall mean PCI Investco I, Inc., a corporation organized under the laws of the Republic of Panama, PCI Investco II, Inc., a corporation organized under the laws of the Republic of Panama, PCI Investco III, Inc., a corporation organized under the laws of the Republic of Panama, PCI Investco IV, Inc., a corporation organized under the laws of the Republic of Panama, AAA Guarantor-Co-Invest VI, L.P., a Guernsey limited partnership, AIF VI Euro Holdings, L.P., a Cayman Islands exempted limited partnership, AAA Guarantor-Co-Invest VII, L.P., a Guernsey limited partnership, AIF VII Euro Holdings, L.P., a Cayman Islands exempted limited partnership, and all transferees of such Persons that are Affiliates of such Persons.

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, through one or more intermediaries or otherwise. For purposes of this definition, “control” shall mean, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, through the ownership of voting securities, by contract or otherwise.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall have the meaning ascribed to it in any employment agreement in effect between the Company or any of its Subsidiaries and the Optionee as of the Optionee’s Severance Date and, in the absence of any such employment agreement, “Cause” shall mean (i) the willful and continued failure of the Optionee substantially to perform the Optionee’s duties (other than as a result of physical or mental illness or injury), after the Board delivers to the Optionee a written demand for substantial performance and such nonperformance has continued for more than thirty (30) days following written notice of nonperformance from the Board that specifically identifies the manner in which the Board believes that the Optionee has not substantially performed the Optionee’s duties (provided that the Optionee shall not be deemed to be in nonperformance if within such 30-day time period following receipt by the Optionee of such notice he or she has taken steps reasonably calculated to resolve such nonperformance); (ii) willful misconduct or gross misconduct by the Optionee that has resulted in material injury to the financial interests of or reputation of the Company or its Subsidiaries; (iii) a violation of policies and procedures of the Company or its Subsidiaries which in the reasonable discretion of the Board is grounds for termination of employment; (iv) a material breach by the Optionee of any restrictive covenants contained in any Stock Option Agreement or other agreement with the Company or its Subsidiaries; (v) any act or omission by the Optionee which, if convicted by a court of law, would constitute a felony, or involves disloyalty, dishonesty, or insubordination in the Optionee’s relations with the Company or its Subsidiaries, the Board, other employees, or any of the Company’s or its Subsidiaries’ customers; (vi) any act or omission which is an intentional violation of the written policies of the Company or its Subsidiaries; (vii) any act or omission which results in a breach of any material term or condition of the Plan, the Stock Option Agreement or the Stockholders’ Agreement; or (viii) any act or omission which has a material adverse effect the Company’s or its Subsidiaries’ reputation, business affairs or goodwill.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean the Common Stock, par value $0.01 per share, of the Company.

“Company” shall mean Prestige Cruises International, Inc., a corporation organized under the laws of the Republic of Panama. In addition, “Company” shall mean any corporation assuming, or issuing new employee stock options in substitution for, Incentive Stock Options outstanding under the Plan in a transaction to which Section 424(a) of the Code applies.

“Consultant” shall mean a member of the Board of Directors of one of the Company’s Subsidiaries who is not also an Employee, or any Person who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries, as applicable, in a capital raising transaction or as a market maker or promoter of that entity’s securities) to the Company or any of its Subsidiaries, provided that Person’s participation in the Plan would not adversely affect (1) the Company’s eligibility to rely on the Rule 701 exemption from registration under the Securities Act for the offering of shares issuable under the Plan by the Company, or (2) the Company’s compliance with any other applicable laws.

“Director” shall mean a member of the Board.

“EBITDA” shall mean the sum of (i) net income (loss), (ii) interest expense, net, (iii) income taxes and (iv) depreciation and amortization, as each such item is presented in the annual audited financial statements of the Company adjusted to exclude the expenses attributable to (A) non-cash stock compensation, (B) one time nonrecurring transaction expenses related to Apollo’s investment in Prestige Cruise Holdings, Inc. (formerly known as Oceania Cruise Holdings, Inc.) and the Company’s acquisition of the luxury cruise business carried on by Regent Seven Seas Cruises, Inc., (C) Registration Expenses (as defined in the Stockholders Agreement) and (D) the annual management fee and any transaction fee payable to Apollo or its Affiliates under any management consulting agreement between Apollo and the Company or its Subsidiaries. The annual audited financial statements shall be prepared in accordance with GAAP consistent with past accounting policies and practices.

“Eligible Person” shall have the meaning set forth in Section 3.1.

“Eligible Representative” for an Optionee shall mean such Optionee’s personal representative or such other Person as is empowered under the deceased Optionee’s will or the then applicable laws of descent and distribution to represent the Optionee hereunder.

“Employee” shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company or one of its Subsidiaries, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock as of a given date shall mean the value of a share of Common Stock determined as follows:

(a)    If the Common Stock is listed on one or more established national stock exchanges or national market systems, including without limitation, The New York Stock Exchange, The American Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)    If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)    In the absence of an established market for the Common Stock of the type described in (a) and (b), above, the Fair Market Value thereof shall be based upon a multiple of eleven (11) times the Company’s trailing 12-month EBITDA calculated on a fully diluted per-share basis; provided, however, that the Administrator shall determine in good faith whether based on the facts and circumstances at the time of determination that such formula results in a reasonable fair market value of a share of Common Stock and, if not, then the Administrator shall determine the Fair Market Value of a share of Common Stock using a reasonable valuation method applied in good faith.

“Incentive Stock Option” shall mean an Option which is intended to qualify under Section 422 of the Code and is designated as an Incentive Stock Option by the Administrator.

“Non-Employee Director” shall mean a Director who is not an Employee of the Company or any of its Subsidiaries.

“Non-Qualified Stock Option” shall mean an Option which is not an “incentive stock option” under Section 422 of the Code and shall include an Option which is designated as a Non-Qualified Stock Option by the Administrator.

“Oceania Plan” shall mean the 2007 Stock Option Plan of Oceania Cruise Holdings, Inc.

“Officer” shall mean an officer of the Company, as defined in Rule 16a-l(f) under the Exchange Act, as such Rule may be amended in the future.

“Option” shall mean an option granted under the Plan to purchase Common Stock. “Options” include both Incentive Stock Options and Non-Qualified Stock Options.

“Option Consideration” shall have the meaning set forth in Section 7.1(b).

“Optionee” shall mean an Employee, Consultant or Non-Employee Director to whom an Option is granted under the Plan.

“Parent” shall have the meaning set forth in Section 7.1.

“Person” shall have the same meaning as in the Stockholders’ Agreement.

“Plan” shall mean this 2008 Stock Option Plan of Prestige Cruises International, Inc., as it may be amended from time to time.

“Qualified Public Offering” shall have the same meaning as in the Stockholders’ Agreement.

“Repurchase Date” shall have the meaning set forth in Section 5.6.

“Repurchase Notice” shall have the meaning set forth in Section 5.6.

“Repurchase Right” shall have the meaning set forth in Section 5.6.

“Sale of the Company” shall have the same meaning as in the Stockholders’ Agreement.

“Secretary” shall mean the Secretary of the Company.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Severance Date” shall mean, with respect to a particular Optionee, unless otherwise provided in the applicable Stock Option Agreement:

(a)    if the Optionee is an Eligible Person under clause (a) of Section 3.1 and the Optionee’s employment by the Company or any of its Subsidiaries terminates (regardless of the reason), the last day that the Optionee is actually employed by the Company or such Subsidiary (unless, immediately following such termination of employment, the Optionee is a member of the Board or, by express written agreement with the Company or any of its Subsidiaries, continues to provide other services to the Company or any Subsidiary as an Eligible Person under clause (c) of Section 3.1, in which case the Optionee’s Severance Date shall not be the date of such termination of employment but shall be determined in accordance with clause (b) or (c) below, as applicable, in connection with the termination of the Optionee’s other services);

(b)    if the Optionee is not an Eligible Person under clause (a) of Section 3.1 but is an Eligible Person under clause (b) thereof, and the Optionee ceases to be a Director (regardless of the reason), the last day that the Optionee is actually a Director (unless, immediately following such termination, the Optionee is an Employee or, by express written agreement with the Company or any of its Subsidiaries, continues to provide other services to the Company or any Subsidiaries as an Eligible Person under clause (c) of Section 3.1, in which case the Optionee’s Severance Date shall not be the date of such termination but shall be determined in accordance with clause (a) above or (c) below, as applicable, in connection with the termination of the Optionee’s employment or other services);

(c)    if the Optionee is not an Eligible Person under clause (a) or clause (b) of Section 3.1 but is an Eligible Person under clause (c) thereof, and the Optionee ceases to provide services to the Company or any of its Subsidiaries as determined in accordance with Section 7.2 (regardless of the reason), the last day that the Optionee actually provides services to the Company or such Subsidiary as an Eligible Person under clause (c) of Section 3.1 (unless, immediately following such termination, the Optionee is an Employee of the Company or any of its Subsidiaries or is a member of the Board, in which case the Optionee’s Severance Date shall not be the date of such termination of services but shall be determined in accordance with clause (a) or (b) above, as applicable, in connection with the termination of the Optionee’s employment or membership on the Board).

“Share Limit” shall have the meaning set forth in Section 2.1.

“Stock Option Agreement” shall have the meaning set forth in Section 4.1.

“Stockholders’ Agreement” shall mean that certain Stockholders’ Agreement, dated as of January 31, 2008, by and among the Company, PCI Investco I, Inc., PCI Investco II, Inc., PCI

Investco III, Inc., PCI Investco IV, Inc., AAA Guarantor - Co-Invest VI, L.P., AIF VI Euro Holdings, L.P., AAA Guarantor - Co-Invest VII, L.P., AIF VII Euro Holdings, L.P. and the other stockholders of the Company from time to time party thereto, which contains certain restrictions and limitations applicable to the shares of Common Stock acquired upon Option exercise (and to other shares of Common Stock, if any, held by the Optionee during the term of such agreement). If an Optionee is not a party to the Stockholders’ Agreement at the time of exercise of the Option (or any portion thereof), the exercise of the Option shall be subject to the condition that the Optionee execute a Joinder to the Stockholders’ Agreement with the Company.

“Subsidiary” means, with respect to any Person, any other Person of which 50% or more Of the voting power of the equity securities or equity interests sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there is no such voting power, 50% or more of the equity securities or equity interests) is owned, directly or indirectly, by such Person.

ARTICLE II.

SHARES SUBJECT TO PLAN

Section 2.1    Shares Subject To Plan

The shares of stock subject to Options shall be shares of Common Stock. Subject to Section 7.1, (i) 408,478 shares of Common Stock are initially available for issuance under the Plan (such number of shares equal to the number of shares subject to the option grants previously awarded under the Oceania Plan and assumed under the Plan in connection with the reorganization of Prestige Cruise Holdings, Inc.), (ii) an additional 700,000 shares of Common Stock are available for Option grants under the Plan in calendar 2008, and (iii) an additional 650,000 shares of Common Stock will be available for Option grants under the Plan in each of calendar 2009 and 2010. The following limits result in an aggregate of 2,408,478 shares of Common Stock which may be issued under the Plan upon exercise of Options (the “Share Limit”). As required under Treasury Regulation Section 1.422-2(b)(3)(i), in no event shall the number of shares of Common Stock that may be issued pursuant to Incentive Stock Options granted under the Plan exceed the Share Limit.

Section 2.2    Unexercised Options

If any Option (or portion thereof) expires or is canceled without having been fully exercised, the number of shares of Common Stock subject to such Option (or portion thereof) but as to which such Option was not exercised prior to its expiration or cancellation may again be available for subsequent Option grants hereunder, subject to the limitations of Section 2.1. To the extent that shares of Common Stock are delivered pursuant to the exercise of an Option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 2.1, as opposed to only counting the shares of Common Stock actually issued. Shares of Common Stock that are exchanged or withheld as full or partial payment in connection with the exercise of any Option, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any Option, shall not be available for subsequent awards under this Plan.

Section 2.3    Reservation of Shares

The Company shall at all times reserve a number of shares of Common Stock sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to Options then outstanding under the Plan.

ARTICLE III.

GRANTING OF OPTIONS

Section 3.1    Eligibility

Options may be granted under the Plan only to those Persons that the Administrator determines to be Eligible Persons. An “Eligible Person” means any Person who qualifies as (a) an Employee, (b) a Non-Employee Director or (c) a Consultant, at the time of grant of the respective Option, except as provided in Section 3.2.

Section 3.2    Qualification Of Incentive Stock Options

No Incentive Stock Option shall be granted to any Person who is not an Employee.

Section 3.3    Granting Of Options

(a)    The Administrator shall from time to time:

(i)     Select from among the Eligible Persons (including those to whom Options have been previously granted under the Plan) such of them as in its opinion should be granted Options, and for so long as Frank J. Del Rio remains the Company’s Chief Executive Officer, the Administrator shall consult with Mr. Del Rio when making its selection;

(ii)     Determine the number of shares of Common Stock to be subject to such Options granted to such Eligible Persons, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and

(iii)     Determine the terms and conditions of such Options (provided such terms and conditions are consistent with the Plan).

(b)    Upon the selection of an Eligible Person to be granted an Option pursuant to Section 3.3(a), the Administrator shall instruct the Secretary or another authorized officer of the Company to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate.

ARTICLE IV.

TERMS OF OPTIONS

Section 4.1    Stock Option Agreement

Each Option shall be evidenced by a written stock option agreement (a “Stock Option Agreement”), which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Administrator shall determine (provided such terms and conditions are consistent with the Plan). In the event of a conflict between the terms of the Stock Option Agreement and the terms of the Plan, the terms of the Plan shall govern. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as “incentive stock options” under Section 422 of the Code.

Section 4.2    Vesting and Exercisability Of Options

(a)    Each Option shall become vested and exercisable according to the terms of the applicable Stock Option Agreement; provided, however, that the Administrator may, by a resolution adopted after an Option is granted, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or any portion thereof may be exercised.

(b)    Except as otherwise provided in the applicable Stock Option Agreement, no portion of an Option which is unexercisable as of the Optionee’s Severance Date shall thereafter become vested and exercisable. Unless otherwise provided in any employment agreement in effect between the Company or any of its Subsidiaries and the Optionee as of the Optionee’s Severance Date, no Options (whether or not vested and exercisable) shall be exercised following any Severance Date that results from an Employee’s termination for Cause.

(c)    To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company or any Subsidiary thereof) exceeds $100,000, such options shall be treated and taxable as Non-Qualified Stock Options. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. In reducing the number of Options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options will be reduced (re-characterized as Non-Qualified Stock Options) first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option. For purposes of these rules, the Fair Market Value of stock shall be determined as of the date of grant of the Option granted with respect to such stock.

Section 4.3    Option Price

(a)    The price of the Common Stock subject to each Option shall be set by the Administrator; provided, however, that the price per share of Common Stock shall be not less than 100% of the Fair Market Value of such shares on the date such Option is granted; and, that, with respect to an Incentive Stock Option, in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, the price per share of Common Stock shall not be less than 110% of the Fair Market Value of such shares on the date such Incentive Stock Option is granted.

Section 4.4    Expiration Of Options

No Option may be exercised to any extent by anyone after the first to occur of the following events:

(a)    The expiration of eight years from the date the Option was granted; or

(b)    With respect to an Incentive Stock Option in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary of the Company, the expiration of five years from the date the Incentive Stock Option was granted.

ARTICLE V.

EXERCISE OF OPTIONS

Section 5.1    Person Eligible To Exercise

During the lifetime of the Optionee, only the Optionee may exercise an Option (or any portion thereof) granted to the Optionee; provided, however, that the Optionee’s Eligible Representative may exercise the Optionee’s Option during the period of the Optionee’s disability (as defined in Section 22(e)(3) of the Code) notwithstanding that an Option so exercised may not qualify as an Incentive Stock Option. After the death of the Optionee, any vested and exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by the Optionee’s Eligible Representative.

Section 5.2    Partial Exercise

At any time and from time to time prior to the time when the Option becomes unexercisable under the Plan or the applicable Stock Option Agreement, the vested and exercisable portion of an Option may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Administrator may, by the terms of the Option, require any partial exercise to exceed a specified minimum number of shares of Common Stock.

Section 5.3    Manner Of Exercise

A vested and exercisable Option, or any vested and exercisable portion thereof, may be exercised solely by delivery to the Secretary of all of the following prior to the time when such

Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:

(a)    Notice in writing signed by the Optionee or the Optionee’s Eligible Representative, stating that such Option or portion is exercised, and specifically stating the number of shares of Common Stock with respect to which the Option is being exercised;

(b)    A copy of a Joinder to the Stockholders’ Agreement (in the form attached to the Stockholders’ Agreement) signed by the Optionee or Eligible Representative, as applicable;

(c)    Full payment for the shares of Common Stock with respect to which such Option or portion is thereby exercised in a lawful form of consideration, which may include, without limitation, one or a combination of the following methods selected by the Optionee:

(i)    cash, check payable to the order of the Company, or electronic funds transfer;

(ii)    notice and third party payment in such manner as may be authorized by the Administrator;

(iii)    the delivery of previously owned shares of Common Stock which have been owned for such period (if any) required to avoid triggering the application of “liability” accounting under applicable GAAP accounting rules;

(iv)    by a reduction in the number of shares of Common Stock otherwise deliverable pursuant to the Option, provided that such reduction does not trigger the application of “liability” accounting under applicable GAAP accounting rules; or

(v)    subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise.”

(d)    The payment to the Company in cash, a check payable to the order of the Company, or electronic funds transfer, or by any other means of payment set forth in Section 5.3(c) that is specifically approved by the Administrator in writing, of the minimum amount determined by the Administrator or its designee as necessary to satisfy any and all federal, state, local and non-U.S. tax withholding requirements arising in connection with the exercise of the Option or otherwise;

(e)    Such representations and documents as the Administrator deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other applicable federal, state or non-U.S. securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

(f)    In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any Person or Persons other than the Optionee, appropriate proof of the right of such Person or Persons to exercise the Option or portion thereof.

Section 5.4    Conditions To Issuance Of Stock Certificates

The shares of Common Stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock which have then been reacquired by the Company. A certificate or other appropriate indicia of ownership for the shares of Common Stock will be delivered to the Optionee at the Company’s principal place of business within ten business days of receipt by the Company of the items specified in Section 5.3. Notwithstanding the above, the Company shall not be required to issue or deliver any shares of Common Stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a)    The admission of such shares of Common Stock to listing on any and all stock exchanges on which such class of stock is then listed;

(b)    The completion of any registration or other qualification of such shares of Common Stock under any state, federal or non-U.S. law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its sole discretion, deem necessary or advisable;

(c)    The obtaining of any approval or other clearance from any state, federal or non-U.S. governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable; and

(d)    The payment (in accordance with Section 5.3(d)) to the Company of the minimum amount which it is required to withhold under federal, non-U.S., state or local law in connection with the exercise of the Option or otherwise.

Section 5.5    Rights As Stockholders

The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Common Stock purchasable upon the exercise of any part of an Option unless and until such holder has signed a Joinder to the Stockholders’ Agreement (in the form attached to the Stockholders’ Agreement) and certificates or other appropriate indicia of ownership representing such shares of Common Stock have been issued by the Company to such holder.

Section 5.6    Limited Call Right

(a)    Prior to a Qualified Public Offering, in connection with any Optionee’s termination of employment or services that results in a Severance Date, the Company and Apollo shall have the right, but not the obligation, to repurchase in one or a series of transactions all or any portion of the Optionee’s (i) shares of Common Stock acquired on exercise of Options and (ii) outstanding Options, in each case in accordance with the terms of this Section 5.6 (the

“Repurchase Right”). Subject to any provisions to the contrary contained in the Optionee’s employment agreement with the Company or its Subsidiaries in effect on the Severance Date (if any), any repurchase of shares of Common Stock pursuant to the Repurchase Right shall be for Fair Market Value of such shares of Common Stock, and any repurchase of vested and exercisable Options shall be for a price equal to Fair Market Value of the shares of Common Stock underlying the Options less the applicable exercise price for such Options. The determination date for purposes of determining the Fair Market Value shall be the date on which any such repurchase pursuant to the Repurchase Right is executed (the “Repurchase Date”).

(b)                The Company may exercise its Repurchase Right by written notice (a “Repurchase Notice”) to the Optionee within six months after the Severance Date, provided that with respect to any shares of Common Stock acquired by the Optionee upon exercise of an Option after the Severance Date, the Company may exercise its Repurchase Right by delivering a Repurchase Notice to the Optionee within six months after the acquisition of such Common Shares by the Optionee. The Repurchase Date for a purchase shall take place on the date specified by the Company, which shall in no event be later than thirty (30) days following the date of the related Repurchase Notice.

(c)                The Company shall give prompt written notice to Apollo stating whether the Company will exercise its Repurchase Right, provided that the Company shall in any event deliver such notice to Apollo within five months after the later of the Severance Date or the date the Optionee acquired the shares subject to the Repurchase Right. If such notice states that the Company will not exercise such Repurchase Right for all or any portion of the applicable Common Shares or Options subject thereto, Apollo (or its designee) shall have the right to purchase any such Common Shares or Options not purchased by the Company. Apollo may exercise its Repurchase Right by delivery of written notice to the Optionee before the later of (i) the 30th day following Apollo’s receipt of notice from the Company that the Company will not exercise its Repurchase Right or (ii) 6 months after the later of the Severance Date or the date the Optionee acquired the shares of Common Stock subject to the Repurchase Right. The Repurchase Date shall take place on the date specified by Apollo, which shall in no event be later than thirty (30) days following the date of Apollo’s notice to the Optionee. Apollo is expressly made an intended third-party beneficiary of all of the provisions of Section 5.6.

(d)                The Repurchase Date shall take place on a date designated by the Company or Apollo, as applicable, in accordance with Section 5.6(b) or Section 5.6(c), respectively, provided that the Company may, in its sole discretion, defer the closing until such time (i) as the Optionee has held the Common Shares for a period of at least six months and one day or (ii) that the exercise of the Repurchase Right does not violate the covenants and other provisions of the Company’s or its Subsidiaries’ financing documents. The purchase price shall be paid at the closing in the form of a check, wire transfer of immediately available funds, or by cancellation of money purchase indebtedness of the Optionee, as determined in the sole discretion of the Company or Apollo, as applicable. The Company or Apollo, as applicable, may effect such repurchase of Common Shares or Options and the Company shall record such transfer on its books whether or not the Optionee attends such closing or delivers to the Company any certificates or other indicia of ownership representing such Common Shares or Options.

Section 5.7    Transfer Restrictions

Shares of Common Stock acquired upon exercise of an Option shall be subject to the terms and conditions of the Stockholders’ Agreement. In addition, the Administrator, in its sole discretion, may at the time of grant of the respective Option impose further restrictions on the transferability of the shares of Common Stock purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on any certificates evidencing such shares of Common Stock. An Employee shall give the Company prompt written notice of any disposition of shares of Common Stock, acquired by exercise of an Incentive Stock Option, within two years from the date of granting such Option or one year after the transfer of such shares of Common Stock to such Employee. The Administrator may direct that any certificates evidencing shares of Common Stock acquired by exercise of an Incentive Stock Option refer to such requirement.

ARTICLE VI.

ADMINISTRATION

Section 6.1    Administrator

The Plan shall be administered by and all Options under the Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of the Plan. Any such committee shall be comprised solely of one or more Directors or such number of Directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of Directors may also delegate, to the extent permitted by applicable law, to one or more Officers of the Company, its powers under the Plan (a) to designate the Officers and Employees of the Company and its Subsidiaries who will receive grants of Options under the Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such Options. The Board may delegate different levels of authority to different committees with administrative and grant authority under the Plan. Unless otherwise provided in the Bylaws of the Company or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

Section 6.2    Duties And Powers Of Administrator

The Administrator shall conduct the general administration of the Plan in accordance with its provisions, and the Administrator shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall constitute the Administrator, and shall conduct the general administration, of the Plan with respect to Options granted to Non-Employee Directors. Any such interpretations and rules in regard to Incentive Stock Options shall be consistent with the terms and conditions applicable to “incentive stock options” within the meaning of Section 422 of the Code. All determinations and decisions made by the Administrator under any provision of the Plan or of any Option granted thereunder shall be final, conclusive and binding on all persons. The Administrator may delegate ministerial, non-discretionary functions to individuals who are Officers or Employees of the Company or any of its Subsidiaries or to third parties.

Section 6.3    Compensation, Professional Assistance, Good Faith Actions

All expenses and liabilities incurred by the member(s) of the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Administrator shall be indemnified by the Company in respect to any such action, determination or interpretation.

ARTICLE VII.

OTHER PROVISIONS

Section 7.1    Changes In Common Stock; Disposition Of Assets And Corporate Events.

(a)    Subject to the remaining provisions of this Section 7.1, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any split-up, spin-off, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Options (including the specific share limits, maximums and numbers of shares set forth elsewhere in the Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding Options, (3) the exercise price of any outstanding Options, and/or (4) the securities, cash or other property deliverable upon exercise of any outstanding Options, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding Options.

Unless otherwise expressly provided in the applicable Stock Option Agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Company as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based Options to the extent necessary to preserve (but not increase) the level of incentives by the Plan and the then-outstanding performance-based Options.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code and Section 409A of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 6.2, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

Unless otherwise expressly provided by the Administrator, in no event shall a conversion of one or more outstanding shares of the Company’s preferred stock (if any) or any new issuance of securities by the Company for consideration be deemed, in and of itself, to require an adjustment pursuant to this Section 7.1.

(b)    In addition, subject to Sections 7.1(c) and (d), upon (or, as may be necessary to effectuate the purposes of this acceleration, immediately prior to) the occurrence of a Sale of the Company, each Option will become immediately vested and exercisable; provided, however, that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator, with respect to any Option to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the Option, or the Option would otherwise continue in accordance with its terms, in the circumstances.

The foregoing Sale of the Company provisions shall not in any way limit the authority of the Administrator to accelerate the vesting of one or more Options (as to all or only a portion of any Option) in such circumstances (including, but not limited to, a Sale of the Company) as the Administrator may determine to be appropriate, regardless of whether accelerated vesting of a portion of the Option(s) is otherwise required or contemplated by the foregoing in the circumstances.

In the event of a cash, securities or other property settlement, the Administrator may (i) accelerate the vesting of all outstanding Options and provide that each such outstanding Option shall be settled in exchange for a cash payment equal to the difference between the per share exercise price and the per share consideration received in connection with the Sale of the Company (the “Option Consideration”), or (ii) provide that each outstanding vested Option shall be settled for the Option Consideration payable promptly following the effective date of such Sale of the Company and that the Option Consideration in respect of each outstanding unvested Option shall be paid subject to the vesting schedule that applied to such Option as in effect immediately prior to the Sale of the Company.

In any of the events referred to in this Section 7.1(b), the Administrator may take such action contemplated by this Section 7.1(b) prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the Optionee to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of the Options if an event giving rise to an acceleration does not occur.

(c)    Upon the occurrence of a Sale of the Company, each then-outstanding Option (whether or not vested and/or exercisable, but after giving effect to any accelerated vesting required in the circumstances pursuant to Sections 7.1(b) and (d)) shall terminate, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such Option and provided that the holder of such Option shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding and vested Options (the vested portion of such Options determined after giving effect to any accelerated vesting required in the circumstances pursuant to Sections 7.1(b) and (d)) in accordance with their terms before the termination of the Options (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event). For purposes of this Section 7.1(c), an Option shall be deemed to have been “assumed” if (without limiting other circumstances in which an Option is assumed) the Option continues after the Sale of the Company, and/or is assumed and continued by the surviving corporation following the Sale of the Company or any entity that owns the Company or all or substantially all of its assets directly or through one or more subsidiaries following the Sale of the Company (a “Parent”), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the Option, for each share of Common Stock subject to the Option immediately prior to the Sale of the Company, the consideration (whether cash, shares, or other securities or property) received in the Sale of the Company by the stockholders of the Company for each share of Common Stock sold or exchanged in such transaction (or the consideration received by a majority of the stockholders participating in such transaction if the stockholders were offered a choice of consideration); provided, however, that if the consideration offered for a share of Common Stock in the transaction is not solely the ordinary common stock of a successor corporation or a Parent, the Board may provide for the consideration to be received upon exercise or payment of the Option, for each share subject to the Option, to be solely ordinary common stock of the successor corporation or a Parent equal in Fair Market Value to the per share consideration received by the stockholders participating in the Sale of the Company.

(d)    The Administrator may override the provisions of this Section 7.1 as to any Option by express provision in the applicable Stock Option Agreement and may accord any Optionee a right to refuse any acceleration, whether pursuant to the Stock Option Agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any Incentive Stock Option accelerated in connection with a Sale of the Company (or such other circumstances as may trigger accelerated vesting of the Incentive Stock Option) shall remain exercisable as an Incentive Stock Option only to the extent the applicable $100,000 limitation on Incentive Stock Options is not exceeded. To the extent exceeded, the accelerated portion of the Option shall be exercisable as a Non-Qualified Stock Option.

Section 7.2    Termination of Employment or Services

(a)        Unless the Administrator otherwise expressly provides with respect to a particular Option, if an Optionee’s employment by or service to the Company or one of its Subsidiaries terminates but immediately thereafter the Optionee continues in the employ of or service to another Subsidiary of the Company or the Company, as applicable, the Optionee shall be deemed to have not had a termination of employment or service for purposes of the Plan and the Optionee’s Options. Unless the express policy of the Company or the Administrator otherwise provides, an Optionee’s employment relationship with the Company or any of its Subsidiaries shall not be considered terminated solely due to any sick leave, military leave, or any other leave of absence authorized by the Company or any Subsidiary of the Company or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than three months. In the case of any Optionee on an approved leave of absence, continued vesting of the Option while on leave from the employ of or service with the Company or any of its Subsidiaries will be suspended until the Optionee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an Option be exercised after the expiration of the term of the Option set forth in the Stock Option Agreement.

(b)        For purposes of the Plan and any Option, if an entity ceases to be a Subsidiary of the Company, a termination of employment or service will be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary of the Company who does not continue as an Eligible Person in respect of another Subsidiary of the Company that continues as such after giving effect to the transaction or other event giving rise to the change in status.

(c)        If the Optionee is an Eligible Person solely by reason of clause (c) of Section 3.1, the Administrator shall be the sole judge of whether the Optionee continues to render services to the Company or any of its Subsidiaries, unless a written contract or the Stock Option Agreement otherwise provides. If, in these circumstances, the Company or any Subsidiary of the Company notifies the Participant in writing that a termination of the Optionee’s services to the Company or any Subsidiary of the Company has occurred for purposes of the Plan, then (unless the contract or the Stock Option Agreement otherwise expressly provides), the Optionee’s termination of services with the Company or Subsidiary for purposes of the Plan shall be the date which is 10 days after the mailing of the notice by the Company or Subsidiary or, in the case of a termination for cause, the date of the mailing of the notice.

Section 7.3    Options Not Transferable

No Option or interest or right therein or part thereof shall be encumbered by any debts, contracts or engagements of the Optionee or the Optionee’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, hypothecation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect. Notwithstanding the foregoing, nothing in this Section 7.3 shall prevent transfers of the Option to the Company or by will or by the applicable laws of descent and distribution.

Section 7.4        Amendment. Suspension Or Termination Of The Plan

The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board pursuant to a written instrument. However, without requisite stockholder approval within 12 months before or after such action no action of the Board may, except as provided in Section 7.1, increase any limit imposed in Section 2.1 on the maximum number of shares of Common Stock which may be issued on exercise of Options, reduce the minimum Option price requirements of Section 4.3(a), or extend the limit imposed in this Section 7.4 on the period during which Options may be granted. Except as provided by Section 7.1, neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, materially alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under the Plan after the expiration of ten years from the date the Plan is adopted by the Board.

Section 7.5        Effect Of Plan Upon Other Option And Compensation Plans

The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary of the Company. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary of the Company (a) to establish any other forms of incentives or compensation for directors, consultants or employees of the Company or any Subsidiary of the Company; or (b) to grant or assume options other than under the Plan in connection with any proper purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any Person.

Section 7.6        Approval Of Plan By Board and Stockholders

The Plan is effective as of [                ], 2008 pursuant to the approval of the Plan by the Board and the Company’s stockholders on such date.

Section 7.7        Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 7.8        Conformity to Laws Generally

The Plan, the granting and vesting of Options under the Plan, and the offer, issuance and delivery of shares of Common Stock are subject to compliance with all applicable federal, non-U.S. and state laws, rules and regulations (including but not limited to state and federal securities laws, federal margin requirements and, to the extent applicable as the Company’s jurisdiction of incorporation, the laws of the Republic of Panama) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under the Plan will, if requested by the Company, provide such assurances and representations to the Company as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

Section 7.9        Conformity To Securities Laws

The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder to the extent the Company or any Optionee is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. No Optionee shall sell, pledge or otherwise transfer shares of Common Stock acquired pursuant to an Option or any interest in such shares except in accordance with the express terms of the Plan and the applicable Stock Option Agreement. Any attempted transfer in violation of this Section 7.9 shall be void and of no effect. Without in any way limiting the provisions set forth above, no Optionee shall make any disposition of all or any portion of shares of Common Stock acquired or to be acquired pursuant to an Option, except in compliance with all applicable federal and state securities laws and unless and until:

(a)        there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

(b)        such disposition is made in accordance with Rule 144 under the Securities Act; or

(c)        such Optionee notifies the Company of the proposed disposition and furnishes the Company with a statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, furnishes to the Company an opinion of counsel acceptable to the Company’s counsel, that such disposition will not require registration under the Securities Act and will be in compliance with all applicable federal, non-U.S. and state securities laws.

Notwithstanding anything else herein to the contrary, neither the Company or any Subsidiary of the Company has any obligation to register the Common Stock or file any registration statement under either federal or state securities laws, nor does the Company or any Subsidiary of the Company make any representation concerning the likelihood of a public offering of the Common Stock or any other securities of the Company or any Subsidiary of the Company except as provided in the Stockholders Agreement.

Section 7.10    Share Legends

Any certificates evidencing shares of Common Stock issued or delivered under the Plan shall bear the following legends and/or any other appropriate or required legends under applicable laws (including any legends required by the Stockholders Agreement):

“OWNERSHIP OF THIS CERTIFICATE, THE SHARES EVIDENCED BY THIS CERTIFICATE AND ANY INTEREST THEREIN ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER UNDER APPLICABLE LAW AND UNDER AGREEMENTS WITH THE COMPANY, INCLUDING RESTRICTIONS ON SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION.”

“THE SHARES ARE SUBJECT TO THE COMPANY’S RIGHT OF FIRST REFUSAL AND CALL RIGHTS TO REPURCHASE THE SHARES UNDER THE COMPANY’S STOCK OPTION PLAN AND AGREEMENTS WITH THE COMPANY THEREUNDER, COPIES OF WHICH ARE AVAILABLE FOR REVIEW AT THE OFFICE OF THE SECRETARY OF THE COMPANY.”

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER GOVERNMENT. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL TO THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS AND IN ACCORDANCE WITH THE STOCKHOLDERS’ AGREEMENT.

Section 7.11    Governing Law

The Plan shall be construed in accordance with and governed by the laws of the state of New York, without regard to conflicts of law provisions that would give effect to the laws of another jurisdiction.

Section 7.12    Severability

In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

Section 7.13    Amendment of Stock Option Agreements

The Administrator, at any time and from time to time, may amend the terms of any one or more existing Stock Option Agreements by agreement or resolution; provided, however, that the rights of an Optionee under a Stock Option Agreement shall not be materially and adversely impaired without the Optionee’s written consent. The Company shall provide an Optionee with notice and a copy of any amendment made to such Optionee’s existing Stock Option Agreement.

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Prestige Cruises International, Inc. on 7th day of December, 2007.

Executed on this 1st th day of June, 2008.

PRESTIGE CRUISES INTERNATIONAL, INC.

/s/ Frank J. Del Rio
Name: Frank J. Del Rio
Title: Chairman